Exhibit 99

GE HealthCare appoints William Grogan as Chief Financial Officer

CHICAGO — August 18, 2026 — GE HealthCare (Nasdaq: GEHC), a leading global precision care innovator, today announced the appointment of William (Bill) Grogan as Chief Financial Officer, effective September 14, 2026. Grogan succeeds Jay Saccaro, who, as previously announced, stepped down for an expanded role outside of the medical technology industry. George Newcomb, who is serving as interim Chief Financial Officer, will continue in his role as Controller and Chief Accounting Officer.
Grogan joins GE HealthCare from Xylem Inc., a leading global water solutions company with approximately $9 billion in revenue, where he has served as executive vice president and chief financial officer since 2023. At Xylem, he partnered with the leadership team to execute a strategy to outpace market growth, significantly expanded margins, and simplified operations to fund investment in innovation and higher-growth digital and services offerings. Under his financial leadership, Xylem successfully integrated a $7.5 billion acquisition, delivering cost synergies well ahead of schedule, drove portfolio optimization, and strengthened capital deployment across the business.
Prior to Xylem, Grogan spent more than a decade at IDEX Corporation, a diversified global engineered products company delivering mission-critical solutions, including serving as senior vice president and chief financial officer from 2017 to 2023. As CFO, he helped reposition IDEX’s portfolio toward higher-growth markets, a strategy that supported a more than doubling of the company’s market capitalization, while delivering consistent margin expansion and disciplined capital deployment. Earlier in his career, Grogan held finance leadership positions at Walgreens, Crane Co., and Sears Holdings Corp.
"I am excited that Bill will serve as our CFO and help lead our next chapter of growth," said Peter Arduini, President and CEO, GE HealthCare. "He combines strong financial leadership with an operator's mindset, grounded in lean business systems and a clear focus on execution. Bill's capabilities will augment our strong leadership team as we advance our precision care strategy and create long-term value for our colleagues, patients, customers, and shareholders."
“GE HealthCare’s purpose of creating a world where healthcare has no limits, its commitment to patients, and the opportunity created by this new wave of innovation drew me to the company,” said Grogan. “I am excited to partner with Peter and the leadership team, spend time with our customers, and lead a finance organization that helps turn innovation into profitable growth and long-term value creation.”
Grogan serves on the Board of Directors and Audit Committee of Crane NXT and on the Advisory Council for the Girard School of Business at Merrimack College. He holds a Master of Business Administration from Northwestern University’s Kellogg School of Management and a bachelor’s degree in finance from Merrimack College.

Investor Relations Contact:
Carolynne Borders
+1 631 662 4317
carolynne.borders@gehealthcare.com
Media Contact:
Jennifer Fox
+ 1 414 530 3027
jennifer.r.fox@gehealthcare.com

Forward-looking statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about Mr. Grogan’s anticipated contributions, the Company’s growth and strategy, and value creation. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, those described in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.
About GE HealthCare Technologies Inc.
GE HealthCare is a leading global healthcare solutions provider of advanced medical technology, pharmaceutical diagnostics, and AI, cloud and software solutions that help clinicians tackle the world’s most complex diseases.  Serving patients and providers for 130 years, GE HealthCare is delivering bold innovations designed for the next era of medicine across its Advanced Imaging Solutions, Pharmaceutical Diagnostics, and Patient Care Solutions segments to help clinicians deliver more personalized, precise patient care. We are a $20.6 billion business with approximately 54,000 colleagues working to create a world where healthcare has no limits.
GE HealthCare is proud to be among 2026 Fortune World’s Most Admired Companies™.
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